Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2024 Financial Results
First Quarter Fiscal 2024 Total Revenue of $368.3 million, up 29% Year-over-Year
Continued Strong Customer Growth with Over 43,100 Customers as of April 30, 2023
MongoDB Atlas Revenue up 40% Year-over-Year; 65% of Total Q1 Revenue
NEW YORK - June 1, 2023 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the first quarter ended April 30, 2023.
“MongoDB began fiscal 2024 with strong first quarter results, highlighted by 40% Atlas revenue growth and the most net new customer additions in over two years. The continued strength in new business activity indicates the mission criticality of the MongoDB developer data platform and underscores that investments in innovation remain a top priority for customers,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“We believe the recent breakthroughs in AI represent the next frontier of software development. The move to embed AI in applications requires a broad and sophisticated set of capabilities while enabling developers to move even faster to create a competitive advantage. We are confident MongoDB’s developer data platform is well positioned to benefit from the next wave of AI applications in the years to come.”

First Quarter Fiscal 2024 Financial Highlights
•Revenue: Total revenue was $368.3 million for the first quarter of fiscal 2024, an increase of 29% year-over-year. Subscription revenue was $354.7 million, an increase of 29% year-over-year, and services revenue was $13.6 million, an increase of 25% year-over-year.
•Gross Profit: Gross profit was $270.8 million for the first quarter of fiscal 2024, representing a 74% gross margin compared to 73% in the year-ago period. Non-GAAP gross profit was $279.9 million, representing a 76% non-GAAP gross margin, compared to a non-GAAP gross margin of 75% in the year-ago period.
•Loss from Operations: Loss from operations was $68.5 million for the first quarter of fiscal 2024, compared to a loss from operations of $75.9 million in the year-ago period. Non-GAAP income from operations was $43.7 million, compared to a non-GAAP income from operations of $17.5 million in the year-ago period.
•Net Loss: Net loss was $54.2 million, or $0.77 per share, based on 70.2 million weighted-average shares outstanding, for the first quarter of fiscal 2024. This compares to a net loss of $77.3 million, or $1.14 per share, in the year-ago period. Non-GAAP net income was $45.3 million, or $0.56 per share, based on 81.5 million diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $15.2 million, or $0.20 per share, in the year-ago period.
•Cash Flow: As of April 30, 2023, MongoDB had $1.9 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2023, MongoDB generated $53.7 million of cash from operations compared to $11.6 million in the year-ago period. Free cash flow was $51.8 million for the three months ended April 30, 2023, compared to free cash flow of $8.4 million in the year-ago period.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter Fiscal 2024 and Recent Business Highlights
•MongoDB and Alibaba announced the extension of their strategic partnership through 2027. Since forming the partnership in 2019, this collaboration has led to an 8x growth in consumption. The two companies are now partnering to further integrate MongoDB and Alibaba Cloud services to provide an even better experience to tens of thousands of Alibaba customers.
•Temenos announced that the Temenos Banking Cloud on MongoDB Atlas processed a record-breaking 150,000+ banking transactions per second. Compared to the relational database used in the prior benchmark, MongoDB delivered twice the performance while using less than half the resources. These results demonstrate that the Temenos banking platform, coupled with MongoDB, can support the needs of even the largest global banks while offering superior price/performance.
•MongoDB is excited to take its in-person learning conferences on the road with a new MongoDB.local series to 29 cities across 19 countries and tens of thousands of expected attendees.
Second Quarter and Full Year Fiscal 2024 Guidance
Based on information available to management as of today, June 1, 2023, MongoDB is issuing the following financial guidance for the second quarter and full year fiscal 2024.

	Second Quarter Fiscal 2024	Full Year Fiscal 2024
Revenue	$388.0 million to $392.0 million	$1.522 billion to $1.542 billion
Non-GAAP Income from Operations	$36.0 million to $39.0 million	$110.0 million to $125.0 million
Non-GAAP Net Income per Share	$0.43 to $0.46	$1.42 to $1.56
Reconciliation of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, June 1, 2023, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the second fiscal quarter and full year fiscal 2024 and our ability to capitalize on our market opportunity and deliver strong growth for the foreseeable future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact the COVID-19 pandemic may have on our business and on our customers and our potential customers; the effects of the ongoing military conflict between Russia and Ukraine on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2023, filed with the SEC on March 17, 2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and

•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on investments;
•additionally, non-GAAP net income and non-GAAP net income per share for the fiscal year 2024 period are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries by unleashing the power of software and data. Built by developers, for developers, our developer data platform is a database with an integrated set of related services that allow development teams to address the growing requirements for today’s wide variety of modern applications, all in a unified and consistent user experience. MongoDB has tens of thousands of customers in over 100 countries. The MongoDB database platform has been downloaded hundreds of millions of times since 2007 and there have been millions of builders trained through MongoDB University courses. To learn more, visit mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
Press@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	April 30, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$721,787	$455,826
Short-term investments	1,181,641	1,380,804
Accounts receivable, net of allowance for doubtful accounts of $6,512 and $6,362 as of April 30, 2023 and January 31, 2023, respectively	211,575	285,192
Deferred commissions	82,867	83,550
Prepaid expenses and other current assets	34,424	31,212
Total current assets	2,232,294	2,236,584
Property and equipment, net	55,212	57,841
Operating lease right-of-use assets	40,072	41,194
Goodwill	57,779	57,779
Acquired intangible assets, net	9,133	11,428
Deferred tax assets	3,041	2,564
Other assets	182,994	181,503
Total assets	$2,580,525	$2,588,893
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,986	$8,295
Accrued compensation and benefits	78,300	90,112
Operating lease liabilities	8,605	8,686
Other accrued liabilities	50,470	52,672
Deferred revenue	387,206	428,747
Total current liabilities	532,567	588,512
Deferred tax liability, non-current	598	225
Operating lease liabilities, non-current	35,611	36,264
Deferred revenue, non-current	25,547	31,524
Convertible senior notes, net	1,140,727	1,139,880
Other liabilities, non-current	53,046	52,980
Total liabilities	1,788,096	1,849,385
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2023 and January 31, 2023; 70,630,678 shares issued and 70,531,307 shares outstanding as of April 30, 2023; 70,005,957 shares issued and 69,906,586 shares outstanding as of January 31, 2023	71	70
Additional paid-in capital	2,382,121	2,276,694
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of April 30, 2023 and January 31, 2023	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	834	(905)
Accumulated deficit	(1,589,278)	(1,535,032)
Total stockholders’ equity	792,429	739,508
Total liabilities and stockholders’ equity	$2,580,525	$2,588,893

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue:
Subscription	$354,714	$274,581
Services	13,566	10,866
Total revenue	368,280	285,447
Cost of revenue(1):
Subscription	78,173	64,569
Services	19,276	13,646
Total cost of revenue	97,449	78,215
Gross profit	270,831	207,232
Operating expenses:
Sales and marketing(1)	182,733	150,268
Research and development(1)	116,817	96,372
General and administrative(1)	39,828	36,532
Total operating expenses	339,378	283,172
Loss from operations	(68,547)	(75,940)
Other income (expense), net	16,788	(208)
Loss before provision for income taxes	(51,759)	(76,148)
Provision for income taxes	2,487	1,146
Net loss	$(54,246)	$(77,294)
Net loss per share, basic and diluted	$(0.77)	$(1.14)
Weighted-average shares used to compute net loss per share, basic and diluted	70,177,499	67,706,502

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenue—subscription	$5,514	$4,467
Cost of revenue—services	2,948	2,212
Sales and marketing	37,606	30,534
Research and development	44,066	35,483
General and administrative	13,821	10,870
Total stock‑based compensation expense	$103,955	$83,566

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(54,246)	$(77,294)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,373	3,787
Stock-based compensation	103,955	83,566
Amortization of debt issuance costs	847	840
Amortization of finance right-of-use assets	994	994
Amortization of operating right-of-use assets	2,225	2,018
Deferred income taxes	(188)	(61)
Amortization of premium and accretion of discount on short-term investments, net	(13,230)	2,231
Unrealized gain on non-marketable securities	(2,226)	(1,751)
Unrealized foreign exchange loss	429	581
Change in operating assets and liabilities:
Accounts receivable	73,364	28,740
Prepaid expenses and other current assets	(2,909)	(3,293)
Deferred commissions	2,664	(4,722)
Other long-term assets	(46)	(358)
Accounts payable	(304)	1,023
Accrued liabilities	(12,631)	(23,016)
Operating lease liabilities	(2,394)	(2,192)
Deferred revenue	(47,266)	152
Other liabilities, non-current	319	329
Net cash provided by operating activities	53,730	11,574
Cash flows from investing activities
Purchases of property and equipment	(623)	(2,538)
Investment in non-marketable securities	(1,306)	(1,119)
Proceeds from maturities of marketable securities	280,000	75,000
Purchases of marketable securities	(66,789)	(100,146)
Net cash provided by (used in) investing activities	211,282	(28,803)
Cash flows from financing activities
Proceeds from exercise of stock options	1,472	1,656
Principal repayments of finance leases	(1,342)	(595)
Net cash provided by financing activities	130	1,061
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	709	(1,467)
Net increase (decrease) in cash, cash equivalents and restricted cash	265,851	(17,635)
Cash, cash equivalents, and restricted cash, beginning of period	456,339	474,420
Cash, cash equivalents, and restricted cash, end of period	$722,190	$456,785

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$270,831	$207,232
Gross margin (Gross profit/Total revenue) on a GAAP basis	74%	73%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	5,688	4,803
Expenses associated with stock-based compensation: Cost of Revenue—Services	3,385	2,239
Non-GAAP gross profit	$279,904	$214,274
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	76%	75%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$182,733	$150,268
Less:
Expenses associated with stock-based compensation	40,331	33,838
Amortization of intangible assets associated with acquisitions	760	760
Non-GAAP sales and marketing operating expense	$141,642	$115,670

Research and development operating expense on a GAAP basis	$116,817	$96,372
Less:
Expenses associated with stock-based compensation	45,724	37,504
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	1,535	1,535
Non-GAAP research and development operating expense	$69,558	$57,333

General and administrative operating expense on a GAAP basis	$39,828	$36,532
Less:
Expenses associated with stock-based compensation	14,780	12,754
Non-GAAP general and administrative operating expense	$25,048	$23,778

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(68,547)	$(75,940)
Add back:
Expenses associated with stock-based compensation	109,908	91,138
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	2,295
Non-GAAP income from operations	$43,656	$17,493

	Three Months Ended April 30,
	2023	2022
Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(54,246)	$(77,294)
Add back:
Expenses associated with stock-based compensation	109,908	91,138
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	2,295
Amortization of debt issuance costs related to convertible senior notes	847	840
Less:
Gain on non-marketable securities	2,226	1,751
Income tax effects and adjustments **	11,316	—
Non-GAAP net income	$45,262	$15,228

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.77)	$(1.14)
Add back:
Expenses associated with stock-based compensation	1.57	1.35
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.03	0.03
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01
Less:
Gain on non-marketable securities	0.03	0.03
Income tax effects and adjustments **	0.16	—
Non-GAAP net income per share, basic	$0.65	$0.22
Adjustment for fully diluted earnings per share	(0.09)	(0.02)
Non-GAAP net income per share, diluted *	$0.56	$0.20
* Diluted non-GAAP net income per share is calculated based upon 81.5 million of diluted weighted-average shares of outstanding common stock for the three months ended April 30, 2023. Diluted non-GAAP net income per share for the three months ended April 30, 2022, is calculated based upon 77.0 million of diluted weighted-average shares of outstanding common stock. The GAAP and Non-GAAP net loss per share calculations exclude potentially dilutive shares as the inclusion of such shares would have been anti-dilutive due to the net loss reported.
** Non-GAAP financial information for the fiscal 2024 period is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the expected sustained non-gaap profitability, this adjustment is applied prospectively and comparative periods have not been adjusted. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended April 30,
	2023	2022
Net cash provided by operating activities	$53,730	$11,574
Capital expenditures	(623)	(2,538)
Principal repayments of finance leases	(1,342)	(595)
Capitalized software	—	—
Free cash flow	$51,765	$8,441

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023	4/30/2023
Total Customers (a)	26,800+	29,000+	31,000+	33,000+	35,200+	37,000+	39,100+	40,800+	43,100+
Direct Sales Customers(b)	3,300+	3,600+	3,900+	4,400+	4,800+	5,400+	5,900+	6,400+	6,700+
MongoDB Atlas Customers	25,300+	27,500+	29,500+	31,500+	33,700+	35,500+	37,600+	39,300+	41,600+
Customers over $100K(c)	1,057	1,126	1,201	1,307	1,379	1,462	1,545	1,651	1,761

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer. As of and prior to January 31, 2022, our definition of “customer” excluded (1) users of our free offerings, (2) mLab users who spend $20 or less per month with us and (3) self-serve users acquired from Realm. The excluded mLab and Realm users collectively represented an immaterial portion of the revenue associated with users acquired from those acquisitions.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023	4/30/2023
MongoDB Enterprise Advanced: % of Subscription Revenue	40%	36%	34%	33%	33%	28%	29%	28%	28%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	84%	84%	85%	86%	87%	86%	87%	88%	88%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.